CENTURY CITY, CA—Hoverink Biotechnologies, Inc., today announced that they have plans to develop and commercialize LADAVRU® . Hoverink Biotechnologies  novel investigational therapeutic candidate LADAVRU®

Overview

We are an innovative preclinical biopharmaceutical company committed to the discovery development, manufacturing and commercializing LADAVRU® and biosimilars. The liver is a vital organ that plays an extremely important role in human metabolism and other key physiologic functions. Rare disorders like Cirrhosis, Cirrhosis ascites are associated with the liver, many of which have severe or even fatal consequences for patients, and collectively represent a significant unmet medical need. Our product candidate LADAVRU® focuses on Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy; our goals consist of primarily serving readily identifiable patient populations suffering from Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML. Anthracyclines are a class of chemotherapy drugs designed to disrupt the DNA of, and eventually destroy, targeted cancer cells. They are the most effective anticancer drugs developed and are used to treat a range of cancers, including leukemias, lymphomas, and breast, stomach, uterine, ovarian, bladder, and lung cancers. The nature of these diseases permits us to leverage highly predictive preclinical models and well-described, and often clinically validated, biomarkers to shorten time to clinical proof of concept.

We intend to submit patent applications for formulation, synthetic process and reconstitution related to our LADAVRU® drug product candidate, although there is no assurance that we will be successful in obtaining such patent protection. Independently from potential patent protection, we believe LADAVRU® will qualify for Orphan Drug status, which could entitle us to market exclusivity of up to 7 and 10 years from the date of approval of a New Drug Application (NDA) and Marketing Authorization (MA), in the US and the European Union (EU), respectively. However, there can be no assurance that such status will be granted. Separately, the FDA may also grant market exclusivity of up to five years for newly approved new chemical entities (of which LADAVRU®  would be one), but there can be no assurance that such exclusivity will be granted or, if granted, for how long.

Under the Code of Federal Regulations Title 21, Volume 5 Revised as of April 1, 2017 CITE: 21CFR312.20 TITLE 21--FOOD AND DRUGS CHAPTER I--FOOD AND DRUG ADMINISTRATION DEPARTMENT OF HEALTH AND HUMAN SERVICES SUBCHAPTER D--DRUGS FOR HUMAN USE

Subpart B--Investigational New Drug Application (IND)

Sec. 312.20 Requirement for an IND.

(a) A sponsor shall submit an IND to FDA if the sponsor intends to conduct a clinical investigation with an investigational new drug that is subject to 312.2(a).

(b) A sponsor shall not begin a clinical investigation subject to 312.2(a) until the investigation is subject to an IND which is in effect in accordance with 312.40.

(c) A sponsor shall submit a separate IND for any clinical investigation involving an exception from informed consent under 50.24 of this chapter. Such a clinical investigation is not permitted to proceed without the prior written authorization from FDA. FDA shall provide a written determination 30 days after FDA receives the IND or earlier.[52 FR 8831, Mar. 19, 1987, as amended at 61 FR 51529, Oct. 2, 1996; 62 FR 32479, June 16, 1997

Upcoming Milestones:

We expect to file an IND application and an application with the (MAA). The company expects to file its IND with the FDA and its application with the MAA for LADAVRU® for the treatment of patients with Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML. The filings will be based on the results of the randomized clinical trial of which has yet to commence.

Our Drug Candidate

LADAVRU®

Our lead product candidate is LADAVRU®, We are an innovative preclinical biopharmaceutical company committed to the discovery development, manufacturing and commercializing LADAVRU® and biosimilars. Our product candidate LADAVRU® focuses on Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy; our goals consist of primarily serving readily identifiable patient populations suffering from Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML. Anthracyclines are a class of chemotherapy drugs designed to disrupt the DNA of, and eventually destroy, targeted cancer cells. They are the most effective anticancer drugs developed and are used to treat a range of cancers, including leukemias, lymphomas, and breast, stomach, uterine, ovarian, bladder, and lung cancers.

LADAVRU® focuses on treating chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML and chronic pain, nausea and discomfort associated with Cancer, Cirrhosis, Cirrhosis ascites, AIDS.

We also intend to pursue Orphan Drug status for LADAVRU®. The prevalence ceiling for qualifying rare diseases under the US Orphan Drug Act is 200,000 patients and proportionally similar guidelines exist in the EU.

The most recently published prevalence statistics from the National Cancer Institute reported that the number of people living beyond a cancer diagnosis reached nearly 14.5 million in 2014 and is expected to rise to almost 19 million by 2024. In 2016, an estimated 1,685,210 new cases of cancer will be diagnosed in the United States and 595,690 people will die from the disease. The number of new cases of cancer (cancer incidence) is 454.8 per 100,000 men and women per year (based on 2008-2012 cases). The trend data since that publication would indicate that the prevalence today should still be well below the 200,000 patient limitation for Orphan Drugs, which would permit LADAVRU® for the treatment of chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML to qualify for Orphan Drug status. However, we can provide no assurance that we will be successful in obtaining Orphan Drug status for LADAVRU®.

This press release contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Except where the context requires otherwise, in this prospectus “Company,” “Hoverink,”  “we,” “us” and “our” refer to “Hoverink Biotechnologies, Inc.”

Risk Associated with Our Business

As a preclinical stage pharmaceutical company, our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should consider the following risks, which are discussed more fully in the section entitled

“Risk Factors”:

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we currently do not have regulatory approval for our lead drug candidate, LADAVRU®, or any other product candidates, in the United States or elsewhere, although we plan to conduct clinical trials in the United States for LADAVRU® and other drug candidates in the future, there is no assurance that we will be successful in our clinical trials or receive regulatory approval in a timely manner, or at all. Our lead drug candidate, LADAVRU®, is not the subject of any patent protection, and, although we intend to apply for formulation and method-of-use patents for LADAVRU®, there is no assurance that we will be successful in obtaining such patents

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unforeseen side effects from any of our product candidate LADAVRU® could arise either during clinical development.

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we do not currently carry product liability insurance covering any of our drug candidates and, although we intend to obtain product liability insurance for future clinical trial liability that we may incur, there can be no assurance that we will secure adequate coverage or that, even if we do so, any such coverage will be sufficient to prevent the exposure of our operations to significant potential liability in the future;

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We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. We may never achieve or maintain profitability.

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We depend almost entirely on the success of our lead product candidate, LADAVRU®, which is still in early pre-clinical development. We cannot be certain that we will be able to initiate clinical trials for, successfully complete the clinical development of, obtain regulatory approval for, or successfully commercialize LADAVRU®

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We will require additional capital to fund our operations. Failure to obtain additional capital may force us to delay, reduce or eliminate our product development efforts or require us to enter into unfavorable financing or licensing terms.

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Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this prospectus.

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Our lead product candidate, LADAVRU®, is designed to be administered with other therapies, which may result in unforeseen side effects or failures in our clinical trials. Additionally, if the other therapies are limited in their commercial availability or removed from the market, we may be unable to successfully complete development and commercialization of our product candidates.

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We may rely on a number of collaborations with third parties, and if they do not adequately perform their obligations, we may not realize the commercial benefits of these arrangements and our results of operations may be materially harmed.

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The pre-clinical and commercial landscape for Cancer is highly competitive and subject to rapid and significant technological change. Competitive products for treatment of Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML may reduce or eliminate the commercial opportunity for our product candidates. If our competitors develop technologies or product candidates more rapidly than we do or their technologies are more effective, our ability to develop and successfully commercialize our products may be adversely affected.

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we have never commercialized any of our drug candidates, including LADAVRU®, and, even if approved, our drug candidates may not be accepted by healthcare providers or healthcare payors; and

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we may be unable to maintain and protect our intellectual property assets, which could impair the advancement of our pipeline and commercial opportunities.

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third parties may claim that the manufacture, use or sale of our technologies infringe their intellectual property rights. As with any litigation where such claims may be asserted, we may have to seek licenses, defend infringement actions or challenge the validity of those patents in the patent office or the courts. If these are not resolved favorably, we may not be able to continue to develop and commercialize our product candidates. We may not have identified, or be able to identify in the future, U.S. or foreign patents that pose a risk of potential infringement claims;

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We are dependent on the principal members of our board and management and will need to recruit a significant number of additional personnel in order to achieve our operating goals. If we are unable to retain and motivate our current executives and advisors or attract and recruit additional personnel, our ability to develop and successfully commercialize our product may be adversely affected.

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our short-to-medium term prospects depend largely on our ability to develop and commercialize one drug candidate, LADAVRU®, and our ability to generate revenues in the future will depend heavily on the successful development and commercialization of LADAVRU®;

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If we are unable to obtain or protect intellectual property rights related to our product candidates, we may not be able to compete effectively in our markets.

A Fast Track Designation by FDA may not actually lead to a faster development or regulatory review or approval process.

          We plan to seek  and receive Fast Track Designation for LADAVRU and we may seek Fast Track Designation for some of our other product candidates. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for Fast Track Designation. FDA has broad discretion whether or not to grant this designation, so even if we believe a particular product candidate is eligible for this designation, we cannot assure you that FDA would decide to grant it.

We may never obtain FDA approval for any of our product candidates in the United States, and even if we do, we may never obtain approval for or commercialize any of our product candidates in any other jurisdiction, which would limit our ability to realize their full market potential.

          In order to eventually market any of our product candidates in any particular foreign jurisdiction, we must establish and comply with numerous and varying regulatory requirements on a jurisdiction-by-jurisdiction basis regarding safety and efficacy. Approval by FDA in the United States, if obtained, does not ensure approval by regulatory authorities in other countries or jurisdictions. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional preclinical studies or clinical trials which could be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. The foreign regulatory approval process involves all of the risks associated with FDA approval. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of our products will be unrealized.

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

International Regulation

In addition to regulations in the United States, there are a variety of foreign regulations governing clinical studies and commercial sales and distribution of our current and future product candidates. Whether or not FDA approval is obtained for a product, approval of a product must be obtained by the comparable regulatory authorities of foreign countries, or jurisdictions such as the EU, before clinical studies or marketing of the product can commence in those countries.

The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical studies, product licensing, pricing and reimbursement vary greatly from country to country. In addition, certain regulatory authorities may require us to repeat previously conducted preclinical and/or clinical studies under specific criteria for approval in their respective country or jurisdictions, which may delay and/or increase the cost of approval in certain markets targeted for approval by us.

About LADAVRU

LADAVRU is a proprietary opioid alternative which is deliverable as an IV injectable, OR solid preparation containing; Citric Acid, Mannitol and Dronabinol, a cannabinoid designated chemically as (6aR-trans)-6a,7,8,10a-tetrahydro-6,6,9- trimethyl-3-pentyl-6Hdibenzo[b,d]pyran-1-ol or a salt thereof in the solid preparation an active ingredient, 1) Mannitol and (1) an alkaline earth metal salt selected from magnesium aluminometasilicate and calcium silicate. A method of stabilizing the active ingredient, including adding an alkaline earth metal salt selected from magnesium aluminometasilicate and calcium silicate. (2) Citric Acid, Mannitol and Dronabinol, a cannabinoid designated chemically as (6aR-trans)-6a,7,8,10a-tetrahydro-6,6,9- trimethyl-3-pentyl-6H-dibenzo[b,d]pyran-1-ol

The liver is a vital organ that plays an extremely important role in human metabolism and other key physiologic functions. Rare disorders like Cirrhosis, Cirrhosis ascites are associated with the liver, many of which have severe or even fatal consequences for patients, and collectively represent a significant unmet medical need. Our product candidate LADAVRU® focuses on Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy; our goals consist of primarily serving readily identifiable patient populations suffering from Cancer, Cirrhosis, Cirrhosis ascites, AIDS, and chronic pain, nausea and discomfort associated with chemotherapy particularly for patients using anthracyclines with the intention of targeting the treatment of relapsed or refractory AML. Anthracyclines are a class of chemotherapy drugs designed to disrupt the DNA of, and eventually destroy, targeted cancer cells. They are the most effective anticancer drugs developed and are used to treat a range of cancers, including leukemias, lymphomas, and breast, stomach, uterine, ovarian, bladder, and lung cancers.

About Hoverink Biotechnologies

We are an innovative preclinical biopharmaceutical company committed to the discovery development, manufacturing and commercializing LADAVRU® and biosimilars. Our principal executive offices are located at:1801 Century Park East., 24th Floor Los Angeles, California 90067 our tele is :866-443-4666 Our website address is in beta at www.hoverinkbiotech.yolasite.com. Our email is info@hoverink.net

Certain of the statements made in this press release are forward looking, such as those, among others, relating to the company’s expectations for seeking regulatory approval and commercial launch of its products, including any conditional marketing authorization from the EMA, initiation of future clinical trials, data availability from ongoing and future clinical trials, and the company’s expectations for its 2017 financial outlook. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks that the company may experience delays in the completion of its clinical trial (whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors); risks that data from its clinical trials may not be indicative of subsequent clinical trial results; risks related to the safety and efficacy of the company’s product candidates, the goals of its development activities, estimates of the potential markets for its product candidates, estimates of the capacity of manufacturing and other facilities required to support its product candidates, projected cash needs, and expected financial results. More information about the risks and uncertainties faced by Hoverink Biotechnologies, Inc.  is contained in the company’s periodic reports filed with the Securities and Exchange Commission. Hoverink Biotechnologies, Inc.  disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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